Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
New Century Financial Corporation:
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-56514, 333-122585, 333-118617, 333-119074, 333-36129, 333-32709, 333-68467, 333-53665, 333-84049, 333-88816 and 333-105624) and on Form S-3 (Nos. 333-124511, 333-124348 and 333-119753) of New Century Financial Corporation of our reports dated March 15, 2006, with respect to the consolidated balance sheets of New Century Financial Corporation as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity, cash flows, and comprehensive income for each of the years in the three-year period ended December 31, 2005, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of New Century Financial Corporation.
/s/KPMG LLP
Los Angeles, California
March 15, 2006